POWER OF ATTORNEY

(Section 16(a) Reporting)

 KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned, an officer, director and/or shareholder of RadiSys Corporation

the "Company"), does hereby constitute and appoint the Chief

Executive Officer of the Company, the Chief Financial Officer

of the Company, the Corporate Treasurer of the Company, their respective successors in such offices, and each of them, his or her true and lawful attorney and agent to execute in his or her name any and all reports required to be filed under Section 16(a)

of the Securities Exchange Act of 1934 with respect to equity securities of the Company; and to file the same with the Securities and Exchange Commission and any applicable stock exchange; and

the undersigned does hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

This Power of Attorney revokes all prior Powers of Attorney

relating to reporting under Section 16(a) and shall remain in effect until revoked by a subsequently filed instrument.

Dated: 10/18/02

Signature:  /s/ Frederick C. Yentz